Exhibit 99.1

FMC Corporation
1735 Market Street
Philadelphia, PA 19103

215.299.6000 phone
215.299.5998 fax

News Release	www.fmc.com

For Release: Immediate

Media contact: Jim Fitzwater – 215.299.6633

Investor Relations contact: Brennen Arndt – 215.299.6266

FMC Corporation Announces First Quarter 2007 Results

Reports Earnings of $1.83 per Diluted Share before Restructuring and Other Income and Charges

PHILADELPHIA, April 30, 2007 — FMC Corporation (NYSE: FMC) today reported net income of $45.8 million, or $1.17 per diluted share, in the first quarter of 2007, versus net income of $37.7 million, or $0.95 per diluted share, in the first quarter of 2006. Net income in the current quarter included restructuring and other income and charges of $25.9 million after-tax, or charges of $0.66 per diluted share, versus restructuring and other income and charges of $31.3 million after-tax, or charges of $0.79 per diluted share, in the prior-year quarter. Excluding these items, the company earned $1.83 per diluted share in the current quarter, an increase of 5 percent versus $1.74 per diluted share in the first quarter of 2006. First quarter revenue of $674.1 million increased 13 percent versus $594.1 million in the prior year.

William G. Walter, FMC chairman, president and chief executive officer, said: “The year is off to a great start with strong first quarter sales growth across all of our businesses. Agricultural Products had an outstanding quarter with growth reported in all geographic regions and product lines. Specialty Chemicals experienced strong global demand and higher selling prices for lithium and increased sales in food ingredients and pharmaceutical markets in BioPolymer. Industrial Chemicals delivered good top line growth on the strength of our soda ash business. Our strong first quarter sales growth translated into record first quarter earnings despite the impact of higher energy and raw material costs, and the effect of continued lower electricity selling prices in Spain.”

- more -

Page 2/ FMC Corporation Announces First Quarter 2007 Results

Revenue in Agricultural Products was $248.3 million, an increase of 20 percent compared with the prior year quarter, driven by particularly strong sales growth in Brazil as a result of increased planted acres in cotton and sugar cane, more normal weather conditions in Europe than a year ago, strong early season demand in North America and new product introductions. Segment earnings before interest and taxes (“segment earnings”) in the quarter were $70.8 million, up 29 percent versus last year’s quarter, due to the higher sales and the benefits of supply chain productivity improvements partially offset by increased spending on growth initiatives.

Revenue in Specialty Chemicals was $166.2 million, an increase of 16 percent versus the prior-year quarter, driven by strong global demand and higher selling prices in lithium and increased sales across all end use markets in BioPolymer. Segment earnings of $35.6 million increased 13 percent versus the year ago quarter as a result of the strong sales growth, partially offset by less favorable product mix and higher energy and raw material costs.

Revenue in Industrial Chemicals was $260.6 million, an increase of 6 percent from the prior-year quarter, as a result of higher selling prices and volumes in soda ash. Segment earnings of $17.5 million decreased 40 percent versus the year ago quarter as higher energy costs across the segment and lower electricity selling prices in Spain more than offset the positive impacts of higher selling prices and volume growth in soda ash.

- more -

Page 3/ FMC Corporation Announces First Quarter 2007 Results

Corporate expense was $13.1 million, as compared to $11.3 million a year ago. Interest expense, net, was $8.4 million, level to the prior-year period. On March 31, 2007, gross consolidated debt was $617.7 million, and debt, net of cash, was $568.5 million. For the quarter, depreciation and amortization was $34.5 million and capital expenditures were $20.4 million.

Outlook

Regarding the outlook for 2007, Walter said: “With our strong first quarter performance, we have raised our full-year 2007 outlook for earnings before restructuring and other income and charges to $6.00 to $6.20 per diluted share. For the year, we anticipate stronger growth in Agricultural Products and Specialty Chemicals than previously expected, while our outlook for Industrial Chemicals is unchanged. We remain confident that despite the current unfavorable energy environment in Spain, Industrial Chemicals will be back on track building considerable earnings momentum by mid-year and delivering strong earnings growth in the second half of 2007.”

Walter added: “For the second quarter of 2007, we expect earnings before restructuring and other income and charges of $1.60 to $1.70 per diluted share.”

- more -

Page 4/ FMC Corporation Announces First Quarter 2007 Results

FMC will conduct its first quarter conference call and webcast at 11:00 a.m. ET on May 1, 2007. This event will be available live and as a replay on the web at http://www.fmc.com. Prior to the conference call, the Company will also provide supplemental information on the web including: details on the 2007 earnings outlook, reconciliations of non-GAAP figures to the nearest available GAAP term and definitions of non-GAAP terms.

FMC Corporation is a diversified chemical company serving agricultural, industrial and consumer markets globally for more than a century with innovative solutions, applications and quality products. The company employs approximately 5,000 people throughout the world and operates its businesses in three segments: Agricultural Products, Specialty Chemicals and Industrial Chemicals.

Safe Harbor Statement under the Private Securities Act of 1995: Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning specific factors described in FMC Corporation’s 2006 Form 10-K and other SEC filings. Such information contained herein represents management’s best judgment as of the date hereof based on information currently available. FMC Corporation does not intend to update this information and disclaims any legal obligation to the contrary. Historical information is not necessarily indicative of future performance.

#    #    #

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in millions, except per share amounts)

	Three Months Ended March 31,
	2007	2006
Revenue	$674.1	$594.1
Costs of sales and services	463.3	400.4
Selling, general and administrative expenses	77.4	67.5
Research and development expenses	23.2	22.0
In-process research and development	1.0	—
Restructuring and other charges	24.3	31.1

Total costs and expenses	589.2	521.0

Income from operations	84.9	73.1
Equity in (earnings) of affiliates	(0.8)	(0.6)
Minority interests	1.9	2.0
Interest expense, net	8.4	8.4

Income from continuing operations before income taxes	75.4	63.3
Provision for income taxes	20.3	25.0

Income from continuing operations	55.1	38.3
Discontinued operations, net of income taxes	(9.3)	(0.6)

Net income	$45.8	$37.7

Basic earnings (loss) per common share:
Continuing operations	$1.45	$1.00
Discontinued operations	(0.24)	(0.01)

Basic earnings per common share	$1.21	$0.99

Average number of shares used in basic earnings per share computations	37.9	38.3

Diluted earnings (loss) per common share:
Continuing operations	$1.41	$0.96
Discontinued operations	(0.24)	(0.01)

Diluted earnings per common share	$1.17	$0.95

Average number of shares used in diluted earnings per share computations	39.1	39.7

Other Data:
Capital expenditures	$20.4	$17.1
Depreciation and amortization expense	$34.5	$32.1

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME FROM CONTINUING OPERATIONS,

EXCLUDING RESTRUCTURING AND OTHER INCOME AND CHARGES (NON-GAAP)*

(Unaudited, in millions, except per share amounts)

	Three Months Ended March 31,
	2007	2006
Revenue	$674.1	$594.1
Costs of sales and services	463.3	400.4
Selling, general and administrative expenses	77.4	67.5
Research and development expenses	23.2	22.0

Total costs and expenses	563.9	489.9
Income from operations	110.2	104.2
Equity in (earnings) of affiliates	(0.4)	(0.6)
Minority interests	1.9	2.0
Interest expense, net	8.4	8.4

Income from continuing operations before income taxes, excluding restructuring and other income and charges	100.3	94.4
Provision for income taxes	28.6	25.4

After-tax income from continuing operations, excluding restructuring and other income and charges *	$71.7	$69.0

Basic after-tax income from continuing operations per share, excluding restructuring and other income and charges	$1.89	$1.80

Average number of shares used in basic after-tax income per share computations	37.9	38.3

Diluted after-tax income from continuing operations per share, excluding restructuring and other income and charges	$1.83	$1.74

Average number of shares used in diluted after-tax income per share computations	39.1	39.7

*	The Company believes that the Non-GAAP financial measure “After-tax income from continuing operations, excluding restructuring and other income and charges,” and its presentation on a per share basis, provides useful information about the Company’s operating results to investors and securities analysts. The Company also believes that excluding the effect of restructuring and other income and charges from operating results allows management and investors to compare more easily the financial performance of its underlying businesses from period to period.

See attachment 3 of 6 for the reconciliation of Non-GAAP financial measures to GAAP financial results.

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

RECONCILIATION OF NET INCOME (GAAP) TO AFTER-TAX INCOME FROM CONTINUING OPERATIONS,

EXCLUDING RESTRUCTURING AND OTHER INCOME AND CHARGES (NON-GAAP)

(Unaudited, in millions, except per share amounts)

	Three Months Ended March 31,
	2007	2006
Net income (GAAP)	$45.8	$37.7
Discontinued operations, net of income taxes (a)	9.3	0.6
Restructuring and other charges (b)	23.9	31.1
In-process research and development (c)	1.0	—
Tax effect of restructuring and other charges and in-process research and development	(9.4)	(0.4)
Tax adjustments (d)	1.1	—

After-tax income from continuing operations, excluding restructuring and other income and charges (Non-GAAP)	$71.7	$69.0

Diluted earnings per common share (GAAP)	$1.17	$0.95
Discontinued operations per diluted share	0.24	0.01
Restructuring and other charges per diluted share, before tax	0.60	0.79
In-process research and development per diluted share, before tax	0.03	—
Tax effect of restructuring and other charges and in-process research and development	(0.24)	(0.01)
Tax adjustments per diluted share	0.03	—

Diluted after-tax income from continuing operations per share, excluding restructuring and other income and charges (Non-GAAP)	$1.83	$1.74

Average number of shares used in diluted after-tax income from continuing operations per share computations	39.1	39.7

(a)	Discontinued operations for the three months ended March 31, 2007 and 2006 primarily includes a provision for environmental liabilities and legal reserves related to previously discontinued operations.

(b)	Restructuring and other charges for the three months ended March 31, 2007 primarily include charges related to the settlement of all claims with Solutia and Astaris (now known as Siratsa) regarding our contribution of PPA technology to the Astaris joint venture in our Industrial Chemicals segment ($22.5 million).

Restructuring and other charges also includes a gain representing the difference between the carrying value of our remaining investment in the Astaris joint venture, and cash received from this investment representing a return of our investment. After this cash receipt, our investment in the Astaris joint venture is $0 at March 31, 2007. This gain included in “Equity in (earnings) of affiliates” in the condensed consolidated statements of operations for the three months ended March 31, 2007. In 2005, Astaris sold substantially all of the assets of its business and the buyers also assumed substantially all of the liabilities of Astaris.

Restructuring and other charges for the three months ended March 31, 2006 primarily include a charge of €25 million (US$30 million) related to a fine imposed on us by the European Commission as a result of alleged violations of competition law in the hydrogen peroxide business in Europe prior to 2000. This fine is associated with our Industrial Chemicals segment. We have appealed the decision of the European Commission.

(c)	In the first quarter of 2007, our Agricultural Products segment acquired further rights from a third-party company to develop their proprietary fungicide. This product is subject to EPA and other regulatory approvals which are needed to allow us to sell and market the product in the exclusive territories. During the first quarter of 2007, we paid an additional $1 million for these rights and have recorded this amount as a charge to “In-process research and development” in the condensed consolidated statement of income.

(d)	Tax adjustments for the three months ended March 31, 2007 are related to adjustments for prior year tax matters.

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

INDUSTRY SEGMENT DATA

(Unaudited, in millions)

	Three Months Ended March 31,
	2007	2006
Revenue
Agricultural Products	$248.3	$206.6
Specialty Chemicals	166.2	143.2
Industrial Chemicals	260.6	245.2
Eliminations	(1.0)	(0.9)

Total	$674.1	$594.1

Income from continuing operations before income taxes
Agricultural Products	$70.8	$54.7
Specialty Chemicals	35.6	31.5
Industrial Chemicals	17.5	29.2
Eliminations	(0.1)	—

Segment operating profit	123.8	115.4
Corporate	(13.1)	(11.3)
Other income (expense), net	(2.0)	(1.3)

Operating profit from continuing operations before items noted below:	108.7	102.8
Restructuring and other charges (a)	(23.9)	(31.1)
Interest expense, net	(8.4)	(8.4)
In-process research and development (b)	(1.0)	—

Income from continuing operations before income taxes	$75.4	$63.3

(a)	Restructuring and other charges for the three months ended March 31, 2007 related to Industrial Chemicals ($23.3 million) and Corporate ($0.6 million). Restructuring and other charges for the three months ended March 31, 2006 related to Industrial Chemicals ($30.3 million) and Corporate ($0.8 million).

(b)	In the first quarter of 2007, our Agricultural Products segment acquired further rights from a third-party company to develop their proprietary fungicide. This product is subject to EPA and other regulatory approvals which are needed to allow us to sell and market the product in the exclusive territories. During the first quarter of 2007, we paid an additional $1 million for these rights and have recorded this amount as a charge to “In-process research and development” in the condensed consolidated statement of income.

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in millions)

	March 31, 2007	December 31, 2006
Cash and cash equivalents	$49.2	$165.5
Trade receivables, net	690.1	537.9
Inventories	217.4	219.4
Other current assets	100.3	91.3
Deferred income taxes	66.4	53.7

Total current assets	1,123.4	1,067.8
Property, plant and equipment, net	1,017.2	1,025.1
Goodwill	166.4	163.6
Deferred income taxes	307.3	330.8
Other long - term assets	150.2	147.7

Total assets	$2,764.5	$2,735.0

Short - term debt	$89.8	$53.7
Current portion of long - term debt	12.4	52.5
Accounts payable, trade and other	284.9	301.4
Guarantees of vendor financing	16.2	25.6
Accrued pensions and other post-retirement benefits, current	7.5	7.5
Other current liabilities	258.3	261.8

Total current liabilities	669.1	702.5
Long-term debt	515.5	523.5
Long-term liabilities	520.2	489.5
Stockholders’ equity	1,059.7	1,019.5

Total liabilities and stockholders’ equity	$2,764.5	$2,735.0

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in millions)

	Three Months Ended March 31,
	2007	2006
Cash required by operating activities	$(55.0)	$(16.5)

Cash required by operating activities of discontinued operations	(5.9)	(9.0)

Cash provided (required) by investing activities:
Capital expenditures	(20.4)	(17.1)
Other investing activities	4.7	1.6

	(15.7)	(15.5)

Cash provided (required) by financing activities:
Increase in short-term debt	36.0	2.8
Repayment of long-term debt	(51.4)	(0.2)
Distributions to minority partners	(4.5)	(2.9)
Dividends paid	(6.9)	—
Repurchases of common stock	(22.1)	—
Issuances of common stock, net	5.8	18.4

	(43.1)	18.1

Effect of exchange rate changes on cash	3.4	0.6

Increase (decrease) in cash and cash equivalents	(116.3)	(22.3)
Cash and cash equivalents, beginning of year	165.5	206.4

Cash and cash equivalents, end of period	$49.2	$184.1